UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 31, 2006

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 31, 2006, our Compensation Committee approved an increase in the annual base salary of Kristin M. Rogers, our Executive Vice President—Enterprise Sales, from $257,500 to $300,000 effective February 1, 2006. The other terms of our employment arrangements with Ms. Rogers did not change.

On January 31, 2006, we entered into a Severance Agreement (the “Agreement”) with Daniel J. DeVries, our Executive Vice President—Marketing. Pursuant to the terms of the Agreement, if Mr. DeVries is terminated by us without cause (as defined in the Agreement), upon execution of a separation agreement satisfactory to us, Mr. DeVries is entitled to receive a severance payment equal to six months of his then-current annual base salary. Mr. DeVries’ annual base salary is presently $257,500. Our Compensation Committee approved the terms of the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the resignation of Mark C. Layton as a member of our Board of Directors effective February 1, 2006, as described in Item 5.02 of this Current Report on Form 8-K, we determined that we are not in compliance with Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules, specifically the provision thereof which requires that we have and continue to have an audit committee comprised of at least three members. With Mr. Layton’s resignation, we have two members of our audit committee and one vacancy on the committee. We notified Nasdaq on February 3, 2006 that we were aware of the foregoing noncompliance with the continuing listing standards of the Nasdaq National Market.

Marketplace Rule 4350(d)(4)(B) provides, in relevant part, that if we fail to comply with the audit committee composition requirement of Rule 4350(d)(2)(A) due to one vacancy on the audit committee, then we will have until the earlier of our next annual shareholder meeting or one year from the occurrence of the event that caused the failure to comply with Rule 4350(d)(2)(A).

We intend and expect to elect an additional independent director to serve on our Board of Directors and Audit Committee within the cure period permitted by Marketplace Rule 4350(d)(4)(B). In accordance with our director nominations policy, we are in the process of identifying qualified candidates to fill the vacancy on the Board of Directors created by Mr. Layton’s departure and we expect to fill the vacancy with another independent director as soon as practicable.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, PFSweb, Inc. (“PFSweb”) announced that it had completed its previously-announced acquisition of eCOST.com, Inc. (“eCOST.com”), our former subsidiary. Prior to the completion of the acquisition, Mark C. Layton, who is the Chairman and Chief Executive Officer of PFSweb, served as a member of our Board of Directors. In anticipation of the completion of the acquisition of eCOST.com, Mr. Layton tendered his resignation as a member of our Board of Directors and the committees thereof on which he served, effective at the pleasure of our Board of Directors. Mr. Layton’s resignation became effective upon the completion of the acquisition of eCOST.com by PFSweb. At the time of his resignation, Mr. Layton served on our Audit Committee and Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1	Severance Agreement, dated January 31, 2006, by and between PC Mall, Inc. and Daniel J. DeVries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       PC MALL, INC.

Date: February 3, 2006                                                                                By: /s/ Robert I. Newton

Robert I. Newton
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement, dated January 31, 2006, by and between PC Mall, Inc. and Daniel J. DeVries.